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Exhibit 10.35

AMENDMENT TO THE ALLIANCE IMAGING, INC.
DIRECTOR'S DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED DECEMBER 14, 2007)

        This Amendment to the Alliance Imaging, Inc. Director's Deferred Compensation Plan, as amended and restated December 14, 2007 (the "Plan"), was approved by the Board of Directors of Alliance Imaging, Inc., a Delaware corporation (the "Company"), on December 9, 2008, in accordance with Section 6 of the Plan:

          1.     New Section 2.4 shall be added to the Plan to read in its entirety as follows:

            "2.4    Notwithstanding anything in this Article II to the contrary, each Director shall be permitted to change such Director's previous election with respect to the time(s) specified for the payment of such Director's Fees deferred under this Article II, provided, that such change is made on or prior to December 31, 2008 and such change does not cause an amount to be paid in calendar year 2008 that absent such change would be paid in a subsequent calendar year. Any change to election under this Section 2.4 shall be designated by submitting a letter substantially in the form attached hereto as Appendix A to the Secretary of the Company. Any change to election under this Section 2.4 shall apply to all amounts deferred under this Plan until a new election is submitted in accordance with this Article II."

          2.     Section 6.1 of the Plan shall be amended to read in its entirety as follows:

            "6.1    The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board provided that, except as set forth in Section 2.4, no amendment suspension or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director's Cash Account and/or Stock Account."

          3.     Except as specifically provided for in this Amendment, the terms of the Plan shall be unmodified and shall remain in full force and effect.

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  Exhibit 10.35
AMENDMENT TO THE ALLIANCE IMAGING, INC. DIRECTOR'S DEFERRED COMPENSATION PLAN (AS AMENDED AND RESTATED DECEMBER 14, 2007)